                                                               EXHIBIT (d)(4)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                           ING VARIABLE PRODUCTS TRUST

                            OPERATING EXPENSE LIMITS

                                               MAXIMUM OPERATING EXPENSE LIMIT
            NAME OF FUNDS*                 (AS A PERCENTAGE OF AVERAGE NET ASSETS)
---------------------------------------    ---------------------------------------
                                            Adviser Class     Class I     Class S
                                           --------------     -------     -------
ING VP Convertible Portfolio
Initial Term Expires May 1, 2006                1.35%           N/A        1.10%

ING VP Disciplined LargeCap Portfolio
Initial Term Expires May 1, 2006                1.40%          0.90%       1.10%

ING VP Financial Services Portfolio
Initial Term Expires May 1, 2006                1.30%          0.80%       1.05%

ING VP High Yield Bond Portfolio
Initial Term Expires May 1, 2006                1.30%          0.80%       1.00%

ING VP International Value Portfolio
Initial Term Expires May 1, 2006                1.50%          1.00%       1.20%

ING VP LargeCap Growth Portfolio
Initial Term Expires May 1, 2006                1.35%          0.85%       1.10%

ING VP MagnaCap Portfolio
Initial Term Expires May 1, 2006                1.40%          0.90%       1.10%

ING VP MidCap Opportunities Portfolio
Initial Term Expires May 1, 2006                1.40%          0.90%       1.10%

ING VP Real Estate Portfolio
Initial Term Expires May 1, 2006                1.55%          1.05%       1.30%

ING VP SmallCap Opportunities Portfolio
Initial Term Expires May 1, 2006                1.40%          0.90%       1.10%

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.